UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2015

______________________________

KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Retirement of Director.

KBR announced today, January 21, 2015, that Linda Z. Cook is retiring from the KBR Board of Directors effective January 20, 2015, to focus on her role as Chief Executive Officer of Harbour Energy, Ltd.  The full text of the press release announcing Ms. Cook’s retirement is attached hereto as Exhibit 99.1.

(d)           Election of Director.

KBR announced today, January 21, 2015, the appointment of Umberto della Sala to its Board of Directors effective January 20, 2015, to fill a vacancy created by the retirement of Ms. Cook.  Mr. della Sala will serve a term expiring at KBR’s 2015 annual meeting of stockholders.  Mr. della Sala has been appointed to serve on the Compensation and the Health, Safety, Security, Environment and Social Responsibility Committees of the KBR Board of Directors.  There are no related party transactions between KBR and Mr. della Sala that are subject to disclosure under Item 404(a) of Regulation S-K.  The KBR Board of Directors has determined that Mr. della Sala is an “independent” director within the meaning of the KBR’s Corporate Governance Guidelines and the rules and regulations of the New York Stock Exchange and an “outside” director within the meaning of section 162(m) of the Internal Revenue Code.  The full text of the press release announcing Mr. della Sala’s appointment is attached hereto as Exhibit 99.1.

ITEM 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

99.1	KBR, Inc. press release dated January 21, 2015, titled, “KBR Announces Board Appointment, Retirement.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2015	KBR, INC. By: /s/ Jeffrey B. King Name: Jeffrey B. King Title: Vice President, Public Law